                                                        EXHIBIT 23.2


                          Consent of Ernst & Young LLP

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Children's Broadcasting Corporation 1996 Employee Stock Purchase Plan and Non-Qualified Stock Option Agreements of our report dated January 31, 1996, with respect to the consolidated financial statements of Children's Broadcasting Corporation for the year ended December 31, 1995, included in its Annual Report (Form 10-KSB) filed with the Securities and Exchange Commission.

Minneapolis, Minnesota
February 11, 1997

                              /s/ ERNST & YOUNG LLP